Exhibit 23

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS
TORONTO, MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

The undersigned, Schwartz Levitsky Feldman llp hereby consents to the use of our name and the use of our opinion dated March 16, 2010 on the consolidated financial statements of China Automotive Systems, Inc. (the “Company”) for the years ended December 31, 2009 and 2008 included in its Annual Report on Form 10K being filed by the Company, for the fiscal year ended December 31, 2009 and its incorporation by reference into Registration Statement No: 333-126959.

Toronto, Ontario, Canada	/s/ Schwartz Levitsky Feldman LLP
March 25, 2010
Chartered Accountants Licensed Public Accountants

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